Exhibit 5.2
Recent Sales of Unregistered Common Stock

	Class	Share Issuance Dates	No. of Shares
2007
1	Individual Investors	Oct 07 and Nov 07	7,875,000
2	Lenders (Conversion of Debts to Common Stock)	Jan 07, Aug 07, Sept 07, Oct 07, Nov 07 and Dec 07	33,366,847
			41,241,847

2008
1	Individual Investors	May 08, Jun 08, July 08, Sept 08, Oct 08, Nov 08, Dec 08	39,092,857
2	Lenders (Conversion of Debts to Common Stock)	Jan 08, March 08, April 08 and May 08	63,709,683
			102,802,540

2009
1	Individual Investors	January 2, 2009, January 14, 2009, January 15, 2009, January 23, 2009, February 10, 2009, March 10, 2009, April 6, 2009, April 17, 2009, July 19, 2009, July 21, 2009, August 7, 2009, August 11, 2009, August 13, 2009, August 20, 2009 and October 30, 2009	145,169,809
2	Lenders (Conversion of Debts to Common Stock)	February 13, 2009, February 20, 2009, February 26, 2009, March 11, 2009, March 17, 2009, March 20, 2009, March 30, 2009, April 7, 2009, April 14, 2009, May 8, 2009, May 8, 2009, May 14, 2009, June 1, 2009, June 16, 2009, June 19, 2009, June 29, 2009, June 30, 2009, July 6, 2009, July 8, 2009, July 9, 2009, July 20, 2009, July 22, 2009, July 23, 2009, July 28, 2009, August 7, 2009, August 13, 2009, August 14, 2009, August 19, 2009, September 11, 2009 and October 7, 2009	910,234,760
			1,055,404,569